Morgan Stanley Income Securities Fund, Inc.
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Air Lease Corporation
3.375% due 6/1/2021
Purchase/Trade Date:	4/4/2016
Offering Price of Shares: $99.059
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: 0.050%
Percentage of Fund's Total Assets: 0.17%
Brokers: BofA Merrill Lynch; J.P. Morgan; RBC
Capital Markets; SunTrust Robinson Humphrey;
BMO Capital Markets; BNP PARIBAS; Citigroup;
Deutsche Bank Securities; Fifth Third Securities;
Lloyds Securities; Mizuho Securities; Morgan
Stanley; MUFG; Natixis; Santander; Wells Fargo
Securities
Purchased from: RBC Capital Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Numericable Group SA
7.375% due 5/1/2026
Purchase/Trade Date:	4/6/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $5,190,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.004%
Percentage of Fund's Total Assets: 0.12%
Brokers:  J.P. Morgan; BNP PARIBAS; Deutsche
Bank; Barclays; BofA Merrill Lynch; Credit
Agricole CIB; Goldman Sachs International;
Morgan Stanley
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Crown Castle International
Corp. 3.400% due 2/15/2021
Purchase/Trade Date:	4/26/2016
Offering Price of Shares: $102.637
Total Amount of Offering: $850,000,000
Amount Purchased by Fund: $125,000
Percentage of Offering Purchased by Fund: 0.015%
Percentage of Fund's Total Assets: 0.08%
Brokers: Barclays; Credit Agricole CIB; Morgan
Stanley; SunTrust Robinson Humphrey; TD
Securities; Citigroup; Fifth Third Securities; J.P.
Morgan; BofA Merrill Lynch; MUFG; Mizuho
Securities; RBC Capital Markets; SMBC Nikko;
RBS; SOCIETE GENERALE; Wells Fargo
Securities; PNC Capital Markets LLC
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Ford Motor Credit Company
LLC 3.096% due 5/4/2023
Purchase/Trade Date:	4/29/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund: 0.110%
Percentage of Fund's Total Assets: 0.32%
Brokers:  BNP PARIBAS; Credit Suisse; Deutsche
Bank Securities; Mizuho Securities; Morgan
Stanley; SMBC Nikko
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.






Securities Purchased:  American Airlines 3.200%
due 6/15/2028
Purchase/Trade Date:	5/2/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $567,360,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.044%
Percentage of Fund's Total Assets: 0.14%
Brokers: Credit Suisse; Deutsche Bank Securities;
Citigroup; Goldman, Sachs & Co.;  Morgan
Stanley; BofA Merrill Lynch; Barclays; J.P.
Morgan; BNP PARIBAS; Credit Agricole
Securities; US Bancorp
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Avalon Communities Inc.
2.950% due 5/11/2026
Purchase/Trade Date:	5/4/2016
Offering Price of Shares: $99.966
Total Amount of Offering: $475,000,000
Amount Purchased by Fund: $375,000
Percentage of Offering Purchased by Fund: 0.079%
Percentage of Fund's Total Assets: 0.22%
Brokers:  UBS Securities LLC; Morgan Stanley &
Co. LLC; Deutsche Bank Securities Inc.; J.P.
Morgan Securities LLC; PNC Capital Markets
LLC; SunTrust Robinson Humphrey, Inc.; BB&T
Capital Markets, a division of BB&T Securities,
LLC; BNY Mellon Capital Markets, LLC;
Mitsubishi UFJ Securities (USA), Inc.; TD
Securities (USA) LLC
Purchased from: UBS AG
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.






Securities Purchased:  Citizens Bank NA /
Providence RI 2.550% due 5/13/2021
Purchase/Trade Date:	5/10/2016
Offering Price of Shares: $99.907
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $475,000
Percentage of Offering Purchased by Fund: 0.048%
Percentage of Fund's Total Assets: 0.28%
Brokers:  Morgan Stanley & Co. LLC; Citigroup
Global Markets Inc.; Credit Suisse Securities (USA)
LLC; J.P. Morgan Securities LLC; Citizens Capital
Markets, Inc.
Purchased from: Credit Suisse Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased: Aramark Services Inc.
4.750% due 6/1/2026
Purchase/Trade Date:	5/16/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $370,000
Percentage of Offering Purchased by Fund: 0.074%
Percentage of Fund's Total Assets: 0.21%
Brokers:  Wells Fargo Securities; Credit Suisse;
BofA Merrill Lynch; J.P. Morgan; Morgan Stanley;
Barclays; Goldman, Sachs & Co.; SMBC Nikko;
PNC Capital Markets LLC; Rabo Securities;
Santander; TD Securities; Comerica Securities
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.






Securities Purchased:  Duke Realty LP 3.250% due
6/30/2026
Purchase/Trade Date:	6/16/2016
Offering Price of Shares: $99.070
Total Amount of Offering: $375,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund: 0.160%
Percentage of Fund's Total Assets: 0.34%
Brokers: J.P. Morgan; Morgan Stanley; UBS
Investment Bank; Wells Fargo Securities; SunTrust
Robinson Humphrey; Barclays; BB&T Capital
Markets; Citigroup; PNC Capital Markets LLC;
RBC Capital Markets; Regions Securities LLC;
Scotiabank; US Bancorp; Ramirez & Co., Inc.
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Lloyds Banking Group PLC
3.100% due 7/6/2021
Purchase/Trade Date:	6/30/2016
Offering Price of Shares: $99.926
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: 0.050%
Percentage of Fund's Total Assets: 0.28%
Brokers: Citigroup; HSBC; Lloyds Securities;
Morgan Stanley
Purchased from: Citigroup
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.




Securities Purchased:  Teva Pharmaceutical Finance
3.150% due 10/1/2026
Purchase/Trade Date:	7/18/2016
Offering Price of Shares: $99.734
Total Amount of Offering: $3,500,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: 0.006%
Percentage of Fund's Total Assets: 0.13%
Brokers:  Barclays; BofA Merrill Lynch; BNP
PARIBAS; Credit Suisse; HSBC; Mizuho
Securities; Citigroup; Morgan Stanley; RBC Capital
Markets; SMBC Nikko; Bank of China; BBVA;
COMMERZBANK; Lloyds Securities; MUFG;
PNC Capital Markets LLC; Scotiabank; TD
Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Royal Bank of Scotland
Group Pic 3.875% due 9/12/2023
Purchase/Trade Date:	9/7/2016
Offering Price of Shares: $99.970
Total Amount of Offering: $2,650,000,000
Amount Purchased by Fund: $675,000
Percentage of Offering Purchased by Fund: 0.025%
Percentage of Fund's Total Assets: 0.38%
Brokers:  RBS; BNP PARIBAS; BofA Merrill
Lynch; Morgan Stanley; BNY Mellon Capital
Markets, LLC; CIBC Capital Markets; Danske
Markets Inc.; Societe Generale Corporate &
Investment Banking; UniCredit Capital Markets
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.








Securities Purchased:  Thermo Fischer Scientific
Inc. 2.950% due 9/19/2026
Purchase/Trade Date:	9/14/2016
Offering Price of Shares: $98.787
Total Amount of Offering: $1,200,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: 0.044%
Percentage of Fund's Total Assets: 0.29%
Brokers:  J.P. Morgan; Citigroup; Deutsche Bank
Securities; BofA Merrill Lynch; Barclays; US
Bancorp; BNP PARIBAS; BNY Mellon Capital
Markets, LLC; Credit Suisse; HSBC; ING;
KeyBanc Capital Markets; Loop Capital Markets;
Mizuho Securities; Morgan Stanley; MUFG; SMBC
Nikko; Scotiabank; Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.